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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT


            This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of March 27, 1998 by and between Gregory Fisher ("EXECUTIVE") and GLOBAL VACATION GROUP, INC., d/b/a Allied Tours, a New York corporation (formerly Allied Bus Corp.) ("EMPLOYER"), with reference to the following facts:


            A. Employer, Thayer Equity Investors III, L.P. ("THAYER"), Allied Tours Holdings Corp. ("ALLIED PARENT") and the existing shareholders of Allied Parent (collectively, the "SELLERS"), have entered into a Recapitalization Agreement dated as of March 18, 1998 (the "ACQUISITION AGREEMENT") pursuant to which Thayer will acquire from Allied Parent a majority of the capital stock of Employer (the "ACQUISITION").

            B. Prior to and following the consummation of the Acquisition, Executive is a shareholder of Employer.

            C. Thayer recognizes that Executive's management services have contributed to the goodwill inherent in Employer's business, which goodwill constitutes a substantial asset of Employer.

            D. Thayer has required Executive to enter into this Employment Agreement as a condition precedent to Thayer's consummation of the Acquisition.

            E. Executive and Employer desire to enter into an agreement to set forth the terms and conditions of Executive's employment with Employer.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties agree as follows:

            1. DEFINITIONS. For purposes of this Agreement, the following terms, including both the singular and the plural and whether or not capitalized, shall have the meanings assigned to them below, as follows:

                  (a) "AFFILIATE" means with respect to any Person, any other Person which directly or indirectly controls, is controlled or is under common control with such Person.

                  (b) "BUSINESS" means the business of Employer including, without limitation, the business of engaging in the wholesale travel services business.
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                  (c) "CLOSING DATE". has the meaning ascribed to such term in the Acquisition Agreement.

                  (d) "COMPETITIVE ACTIVITY" means any business or activity of Executive or any third party that is the same as the Business or competitive with the Business.

                  (e) "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Employer and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement; (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality; or (c) is now or hereafter becomes generally known in the industry of Employer.

                  (f) "NONCOMPETE PERIOD" means the period beginning on the Closing Date and ending on the later of (i) the first anniversary of the date of the termination of Executive's employment under any provision of Section 7 or
(ii) the fourth anniversary of the Closing Date of the Acquisition Agreement.

                  (g) "ORGANIZATION" means any organization that has contracted with Employer for the performance of services in connection with the Business.

                  (h) "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government body.

                  (i) "PURCHASER" means any individual or entity that purchases all or substantially all the shares of capital stock or assets of Employer, or any entity with which Employer merges.

                  (j) "TRADE AREA" means the United States of America.

            2. EMPLOYMENT. Employer hereby employs Executive and Executive hereby accepts such employment by Employer on the terms and conditions set forth in this Agreement.

            3. TERM. The term of this Agreement (the "TERM") shall commence on the Closing Date of the Acquisition Agreement and shall continue until the fourth anniversary of the date hereof, unless sooner terminated as provided for herein; provided, however, that this Agreement shall automatically renew for additional one year periods (each a "RENEWAL TERM") on the fourth anniversary of the date hereof and on each additional anniversary thereafter unless either Employer or Executive provides the other with written notice of termination at least sixty


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(60) days prior to the expiration of the Term or any Renewal Term. Either
Executive or Employer may terminate this Agreement with or without Cause as provided in Section 7 below. Upon termination of Executive's employment with Employer pursuant to the terms contained in this Agreement, Employer shall have no further liability to Executive with respect to this Agreement except for compensation, fringe benefits and perquisites accrued and unpaid on the date of such termination and except as otherwise specifically set forth herein. Upon termination of this Agreement by Executive pursuant to the terms contained in this Agreement, Executive shall have no further liability to Employer with respect to this Agreement except for the covenants of the Executive contained in Sections 8 and 9 herein which survive the term of this Agreement and except as specifically set forth herein.

            4. POSITION, DUTIES AND PLACE OF PERFORMANCE. Executive agrees to serve as a Senior Vice President of Employer and as Co-President and Co-Chief Operating Officer at the Allied Tours division of Employer or in such other capacities on behalf of Employer or its Affiliates of reasonably similar levels and duties as designated by Employer's Board of Directors ("BOARD") or Employer's Chief Executive Officer or Chief Operating Officer. Subject to periodic travel, Executive's principal location for business shall be Los Angeles, California. Executive shall perform those duties, if so requested, which are consistent with such positions.

            5. TIME AND EFFORTS DEVOTED. Executive shall devote all of his business time, energy, best efforts and attention to the business and affairs of Employer and shall not engage, directly or indirectly, in any other business or businesses without the consent of Employer. Notwithstanding the foregoing, Executive shall have the right to engage in passive investment activities subject to the limitations of Section 9 hereof.

            6. COMPENSATION; BENEFITS AND PERQUISITES.

                  (a) COMPENSATION. For all services rendered by Executive during the Term, Employer shall pay Executive a base salary of $250,000 per annum ($20,833.33 per month), payable in equal installments and regular intervals at least monthly; provided, however, that such base salary shall be increased as may be mutually agreed by Employer and Executive in writing from time to time during the Term (the "BASE SALARY").

                  (b) BENEFITS AND PERQUISITES. Executive shall be entitled to the following benefits and perquisites and such other benefits as may be mutually agreed by Employer and Executive in writing from time to time during the Term: (i) payment of Executive's reasonable travel and other business expenses in accordance with Employer's policies applicable to all senior executives of Employer, provided that Executive properly accounts therefor in accordance with such policies and provided that any expenses or series of related expenses in excess of $5,000 shall be approved in advance by the Employer; (ii) paid 4-weeks vacation, holidays and sick leave in accordance with Employer's policies applicable to all senior executives of Employer; and (iii) all other applicable employee benefits, including without limitation, group medical, dental and long-term disability insurance applicable to all senior executives of Employer and, at the sole discretion of Employer, participation in pension, profit


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sharing and other benefits plans of Employer or its Affiliates, in accordance with Employer's policies applicable to all senior executives of Employer. At the Employer's expense, Executive shall also be entitled to a monthly allowance for the lease of an automobile and related expenses (e.g., parking, insurance, etc.); provided, however, that the amount of the monthly allowance for the lease of an automobile shall not exceed Executive's current monthly lease payments.

                  (c) ANNUAL BONUS.

                        (i) For the fiscal year ending December 31, 1998 (the "98 FISCAL YEAR"), Executive shall be eligible for an annual bonus (the "1998 BONUS") equal to the sum of (a) $50,000 in the event that the earnings before interest and taxes of the Allied Tours division of the Employer (the "ALLIED EARNINGS") for the 98 Fiscal Year exceed the Allied Earnings for December 31, 1997 fiscal year (the "97 FISCAL YEAR") by at least five percent (5%); (b) in the event that clause (a) above is attained, an additional $25,000 in the event that the revenues of the Allied Tours division of the Employer (the "ALLIED REVENUES") for the 98 Fiscal Year exceed the 97 Fiscal Year's Allied Revenues by at least five percent (5%); (c) in the event that clauses (a) and (b) above are attained, an additional $25,000 in the event that the Allied Earnings for the 98 Fiscal Year exceed the 97 Fiscal Year's Allied Earnings by at least ten percent (10%); and (d) in the event that clauses (a), (b) and (c) above have all been attained, an additional $50,000 (or a maximum total of $150,000) in the event that the Allied Earnings for the 98 Fiscal Year exceed the 97 Fiscal Year's Allied Earnings by at least thirteen percent (13%). Notwithstanding the foregoing, Executive shall be entitled to a pro rata portion of any unattained 1998 Bonus target based on the percentage of such target that has been achieved (such pro rata amount to be paid only to the extent that (i) with respect to a pro rata portion of clauses (a) and (b) above, both Allied Earnings and Allied Revenues for the 98 Fiscal Year exceed those attained in the 97 Fiscal Year and
(ii) with respect to a pro rata portion of clauses (c) or (d) above, the targets in both (a) and (b) above have been attained). For example, if the Allied Earnings for the 98 Fiscal Year exceed those for the 97 Fiscal Year by eight percent (8%) (and assuming clauses (a) and (b) above have both been attained), then Executive will be entitled to a 1998 Bonus of $90,000 ($75,000 plus $15,000 (60% (i.e., the percentage 8% is between 5% and 10%) multiplied by $25,000). The 1998 Bonus, if any, shall be determined based on generally accepted accounting principles for any fiscal year; provided, however, that the Board shall in good faith make adjustments that are necessary or appropriate to account for Force Majeure (as defined in the Acquisition Agreement) or other extraordinary or nonrecurring events or other circumstances that should be included or disregarded in order to fairly determine whether the applicable levels of Allied Earnings and Allied Revenues have been met, including the exclusion of all restructuring costs or any costs associated with an IPO. The 1998 Bonus shall be payable to Executive promptly after its determination.

                        (ii) The Executive shall also be eligible for an annual bonus of up to $150,000 commencing with the fiscal year ending December 31, 1999 in the event that the Executive achieves certain performance criteria determined by the Board for such fiscal year (the "ANNUAL BONUS"). The methodology utilized for determining whether the performance criteria for the Annual Bonus has been achieved shall be substantially similar to that utilized in


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determining the 1998 Bonus, including the need to make adjustments for an event of Force Majeure or other extraordinary or nonrecurring events.

                  (d) COMPENSATION. In addition, the Employer agrees that effective upon the closing of any initial public offering of the Employer's equity securities ("IPO"), the Employer shall grant to Executive an option (the "OPTION") to purchase up to $1,000,000 worth of the Employer's common stock at an exercise price per share equal to the initial offering price per share of such IPO. The Option shall vest in four equal annual installments on the first, second, third and fourth anniversaries of the date of grant, subject to all other terms of the Option as set forth in the Employer's stock option plan applicable to all senior executives of the Employer to be adopted prior to the IPO and an option agreement to be entered into as of the date of grant. In the event that Executive's employment is terminated pursuant to either Sections 7(a)(ii), (iv) or (v) hereof or upon the occurrence of any change of control (as customarily defined in the Employer's stock option plan), then the Option will be deemed to be fully vested as of such date. Notwithstanding the foregoing, in the event that Executive resigns prior to the expiration of the Term, then the Option will immediately terminate and the Option will provide that Executive shall forfeit to the Employer all profits deemed to have been made by Executive upon the exercise of the Option during the Term (i.e., the difference, if any, between the option exercise price and the fair market value of the Employer's common stock at the time of exercise).

            7. TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION EVENTS. Executive's employment under this Agreement, and the Term, shall terminate and neither party shall have any further rights or obligations under this Agreement (except for the rights and obligations under those sections of this Agreement which are continuing and shall survive such termination), on the earliest to occur of the following events:

                        (i) The sixtieth (60th) day following Employer's receipt
            of written notice of resignation from Executive.

                        (ii) The thirtieth (30th) day following Employer's
            notice of termination without Cause to Executive.

                        (iii) On the expiration date of the Term or any Renewal
            Term provided that sixty (60) days' prior written notice of termination has been given by either Employer or Executive.

                        (iv) The death of Executive.

                        (v) Upon written notice to Executive by Employer,
            effective as of the date of such notice, if Executive shall have become permanently disabled. For purposes of this Agreement, the term "PERMANENTLY DISABLED" shall mean a


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            condition as determined by the Board in good faith rendering
            Executive unable to perform his responsibilities under this Agreement for a period of at least six (6) consecutive months.

                        (vi) The termination of Executive by Employer for
            "Cause" (as hereinafter defined). For purposes of this Agreement, "CAUSE" shall mean, subject to the limitations described below, any wrongful act or omission which constitutes: (A) Executive's material neglect, refusal or failure to diligently discharge his duties and abide by the Employer's written policies or other material obligations under this Agreement, as determined in good faith by the Board; (B) Executive's conviction of any crime involving moral turpitude or any felony; (C) Executive's commission of an act of theft or fraud in connection with his duties hereunder or Executive engaging in any discrimination or sexual harassment with respect to employees, customers or vendors of the Employer; (D) Executive's gross negligence or willful misconduct in connection with the performance of his duties hereunder; or (E) any material violation of Sections 8 or 9 hereof by Executive. Notwithstanding the foregoing, unless Executive has been given written notice of any act or omission covered by Section 7(a)(vi)(A) or (D) and fails to cure the same within fifteen (15) days from such notice, such act or omission shall not constitute Cause.

                  (b) PAYMENTS AFTER TERMINATION. In the event Employer terminates Executive's employment during the Term without Cause pursuant to
Section 7(a)(ii) above, Executive shall have no further rights or claims against the Employer or its Affiliates except for the right to (i) continue to receive the monthly portion of the Base Salary during a severance period (the "SEVERANCE PERIOD") ending on the earlier of (x) the expiration date of the Term or any Renewal Term and (y) the later of (1) December 31, 2000 or (2) 24 months from the Termination Date (such monthly portion of the Base Salary to be paid out ratably over the Severance Period in accordance with the Employer's normal payroll practices); (ii) receive a monthly payment during the Severance Period equal to the quotient obtained by dividing (A) the prior year's annual bonus (for any termination during 1998 such annual bonus shall be deemed to be $150,000) by (B) twelve (12) (such amount to be payable in accordance with the Employer's normal payroll practices); (iii) reimbursement of all business expenses properly incurred by the Executive prior to the date of termination; and (iv) continue to receive during the Severance Period all medical, dental or other health and welfare benefits provided to Executive prior to his termination; provided, however, that such benefits shall cease to the extent Executive receives similar benefits from any business with which he obtains employment during the Severance Period. In the event of Executive's death or his permanent disability as determined pursuant to Section 7(a)(v) above, Executive shall have no further rights or claims against the Employer or its Affiliates except for (i) the right to receive a monthly portion of his base salary under
Section 6(a) above for a period of six (6) months following the date of Executive's termination (the "DEATH/DISABILITY PERIOD") payable ratably over the Death/Disability Period in accordance with the Employer's normal payroll practices; (ii) reimbursement of all business expenses properly incurred by the Executive prior to the date of termination; and (iii) in the event of termination


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due to permanent disability pursuant to Section 7(a)(v) above, the right to continue to receive during the Death/Disability Period all medical, dental or other health and welfare benefits provided to Executive prior to his termination. In the event of termination of the Executive's employment for any reason other than by Employer without Cause pursuant to Section 7(a)(ii) above, Executive's death or by Executive's permanent disability pursuant to Section 7(a)(v) above, neither Executive nor his beneficiary or estate will have any further rights or claims against the Employer or its Affiliates except for (i) the unpaid portion of his base salary through the date of termination and (ii) reimbursement of all business expenses incurred by the Executive prior to such date.

                  (c) RETURN OF EMPLOYER'S PROPERTY. Executive agrees that, upon the termination of this Agreement, Executive will immediately surrender to the Employer all of the Employer's property, including, without limitation, equipment, funds, lists, manuals, books, records or other Confidential Information (including all copies of the foregoing) in the possession of, or provided to, Executive.

            8. CONFIDENTIAL INFORMATION AND GOODWILL; INVENTIONS. Executive acknowledges and agrees as follows:

                  (a) As a necessary function of Executive's employment hereunder, Executive will have access to and utilize Confidential Information which constitutes a valuable and essential asset of Employer's business;

                  (b) Employer's relationship with its employees and the recognition of Employer as a provider of efficient and effective services in the Business are valuable and essential elements of the goodwill of Employer; and

                  (c) All inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive which (i) directly or indirectly relate to the Employer or its Affiliates or the Business, or (ii) result from any work performed by Executive while employed by Employer or its Affiliates shall belong to the Employer and its Affiliates. Executive shall promptly disclose all such inventions to the Board and perform all actions reasonably requested by the Board (whether during or after the Term or any Renewal Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

            9. NONCOMPETITION, NONSOLICITATION AND PROTECTION OF CONFIDENTIAL INFORMATION. Executive covenants and agrees as follows:

                  (a) NONCOMPETITION. At any time during the Noncompete Period, he will not, as an officer, director, employee, shareholder, owner, consultant, principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, except in his capacity as an employee of Employer, participate or engage in the Business or any


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Competitive Activity in the Trade Area, and shall not, directly or indirectly, be the owner of more than five percent (5%) of the outstanding capital stock of any corporation, partnership or other business engaged in any Competitive Activity in the Trade Area.

                  (b) NONSOLICITATION. At any time during the period Executive is employed by Employer or its Affiliates and for a period of two years thereafter (the "NONSOLICIT PERIOD"), Executive will not, except in his capacity as an employee of Employer, (i) directly or indirectly induce any customer of Employer or its Affiliates to patronize any other individual or entity engaged in any Competitive Activity; (ii) service, canvass, solicit or accept any business from any customer of Employer or its Affiliates for the purpose of competing with Employer or its Affiliates; (iii) directly or indirectly request or advise any customer of Employer or its Affiliates to withdraw, curtail or cancel such customer's business with Employer or its Affiliates; or (iv) directly or indirectly disclose to any other Person the name or address of any customer of Employer or its Affiliates for the purpose of competing with Employer or its Affiliates. At any time during the Nonsolicit Period, Executive further agrees that he will not, either directly or indirectly, through any Person with which he is now or may hereafter become associated, solicit for employment or employ any person who is or was employed by Employer or its Affiliates at any time within the one (1) year period immediately preceding such solicitation or employment.

                  (c) DISCLOSURE. During the Noncompete Period and the Nonsolicit Period, Executive will use good faith reasonable efforts to preserve as confidential and not to, either directly or indirectly, publish, release, disseminate, disclose or otherwise make available to any third party or use or otherwise exploit for Executive's own benefit or for the benefit of anyone other than Employer, any Confidential Information, except as (i) may be expressly authorized by Employer in its sole discretion, (ii) required during and in the course of Executive's employment, or (iii) required by a judicial order or decree of governmental law or regulation.

                  (d) The restrictive covenants and agreements contained in this
Section 9 are reasonable with respect to subject matter, length of time and geographic area, for the protection of the legitimate business interests of Employer, including, without limitation, Employer's Confidential Information, goodwill and expectation of conducting its business without competition from Executive in the Trade Area during the Noncompete Period. Executive further acknowledges and agrees that the restrictive covenants contained in this Section 9 constitute a material inducement to Employer to enter into this Agreement.

            10. ARBITRATION WITH RESPECT TO CERTAIN MATTERS. EXCEPT WITH RESPECT TO SECTION 9 ABOVE, WHICH IS EXPRESSLY EXCLUDED HEREFROM, THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE MODEL EMPLOYMENT PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES


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HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO
BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF THREE ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF LABOR AND/OR EMPLOYMENT LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN NEW YORK, NEW YORK, AT A PLACE
DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD, REGARDLESS OF WHICH PARTY PREVAILS. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD. IT IS UNDERSTOOD AND AGREED BY THE PARTIES THAT THEIR AGREEMENTS HEREIN CONCERNING ARBITRATION DO NOT OTHERWISE ALTER THE TERMS AND CONDITIONS OF EXECUTIVE'S EMPLOYMENT AS PROVIDED BY THIS AGREEMENT.

            11. REMEDIES-COURT ACTION. With respect to each breach or threatened breach of Section 9 of this Agreement and without waiver of any right or remedy which the Employer may elect to pursue with respect thereto, all remedies available at law or in equity, including specific performance and injunctive relief, may be pursued by the Employer at any time. The agreements and covenants contained in Section 9 shall not be held invalid or unenforceable because of the scope of the geographic area or actions subject thereto or restrictions imposed thereby, or the period of time within which such agreement or covenant is operative, but any judgment of a court of competent jurisdiction may reform or define the maximum geographic area and actions subject to and restricted by
Section 9 and the period of time during which such agreement or covenant is enforceable.

            12. CAPTIONS AND NUMBER. The captions of the sections of this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever it appears appropriate from the context, each term stated in either the singular or plural shall include both the singular and the plural.

            13. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned, transferred or delegated by either party without the prior written consent of the other party in his or its sole discretion, and any attempt to do so shall be void; provided, however, that Employer shall have the right to assign this Agreement or any of its rights or obligations hereunder to any Affiliate of Employer or to any Purchaser without the consent of Executive.

            14. SEPARATE AGREEMENTS. This Agreement shall be deemed to consist of a series of separate covenants. Should a determination be made by a court of competent


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jurisdiction that the character, duration, or geographical scope of any provision of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Employer and Executive that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and as are necessary to assure the Employer of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Employer of the intended benefit of this Agreement, then it is expressly understood and agreed by the Employer and Executive that those covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

            15. POLICIES, REGULATIONS AND GUIDELINES FOR EMPLOYEES. The Employer might issue policies, rules, regulations, guidelines, procedures, or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to Employer's employees. The parties acknowledge and agree that such materials are general guidelines for Executive's information and shall not be construed to alter, modify or amend this Agreement for any purpose whatsoever.

            16. AMENDMENT. No amendment of this Agreement shall be valid unless made in writing and signed by Employer and Executive.

            17. ENTIRE AGREEMENT; AGREEMENT CONFIDENTIAL. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to Executive's employment and supersedes all prior agreements, whether written or oral, relating to Executive's employment with Employer. No representations, inducements, or agreements have been made to induce either Executive or Employer to enter into this Agreement which are not expressly set forth herein. This Agreement is the sole source of rights and duties as between Employer and employee relating to Executive's employment by Employer. Except as required by law, Executive and Employer agree to use their respective best efforts to maintain as confidential the terms of this Agreement.

            18. CONDITIONAL AGREEMENT. This Agreement and all of the rights, duties and obligations of Employer and Executive contained herein are expressly conditioned upon the consummation of the Acquisition (the "CLOSING"). In the event of Closing, the Closing Date shall be the effective date of this Agreement.


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            19. NOTICE. All notices, consents, requests, approvals or other communications in connection with this Agreement shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid, or by facsimile transmission (with confirmation of transmission), and shall be deemed delivered on the date received. Unless changed by written notice pursuant hereto, the address of each party for the purposes hereof is as follows:

            If to Executive:

                  c/o Allied Bus Corp.
                  165 West 46th Street
                  10th Floor
                  New York, New York  10036
                  Telephone: (212) 869-5100
                  Facsimile: (212) 302-6129

            with a copy to:

                  Rosen & Reade, LLP
                  757 Third Avenue
                  New York, New York  10017
                  Telephone: (212) 303-9047
                  Facsimile: (212) 755-5600
                  Attention: Kevin P. Groarke, Esq.

            If to Employer:

                  c/o Global Vacation Group, Inc.
                  1455 Pennsylvania Avenue, N.W., Suite 350
                  Washington, D.C.  20004
                  Telephone: (202) 371-0150
                  Facsimile: (202) 371-0391
                  Attention: Daniel Raskas
                             Roger Ballou

            With a copy to:

                  Hogan & Hartson, LLP
                  555 13th Street, NW
                  Washington, D.C.  20004-1109
                  Telephone: 202/637-5600
                  Facsimile: 202/637-5910
                  Attention: Christopher J. Hagan, Esq.
                             J. Hovey Kemp, Esq.


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
Notice given by mail as set out above shall be deemed delivered only when actually received.

            20. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THAT STATE'S CHOICE OF LAW RULES.

            21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

            22. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that he has full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with Employer, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would conflict with his obligation to use his best efforts to promote the interests of Employer or which would conflict with Employer's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Employer's business as an officer, director or employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Executive is now obligated.

            IMPORTANT: THIS AGREEMENT CONTAINS VERY IMPORTANT TERMS GOVERNING YOUR EMPLOYMENT WITH EMPLOYER. SECTION 9 CONTAINS PROVISIONS WHICH AFFECT YOUR ABILITY TO TAKE CERTAIN ACTIONS FOLLOWING THE TERMINATION OF THIS AGREEMENT. YOU SHOULD FEEL FREE TO SEEK ADVICE FROM YOUR ATTORNEY REGARDING ANY MATTER RELATING TO THIS AGREEMENT. BY EXECUTING THIS AGREEMENT, YOU ARE AFFIRMING THAT YOU HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH YOUR ATTORNEY IF YOU SO DESIRED, THAT YOU UNDERSTAND THE MEANING AND SIGNIFICANCE OF ALL OF ITS PROVISIONS, THAT NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE TO YOU REGARDING YOUR EMPLOYMENT WHICH ARE NOT SET FORTH IN THIS AGREEMENT, AND THAT YOU ARE FREELY SIGNING THIS AGREEMENT TO OBTAIN EMPLOYMENT WITH EMPLOYER.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    "EXECUTIVE"



                                    /s/ Gregory Fisher
                                    ------------------------------------------
                                    Gregory Fisher


                                    "EMPLOYER"

                                    GLOBAL VACATION GROUP, INC.



                                    By: /s/ J. Raymond Lewis
                                       ---------------------------------------
                                        J. Raymond Lewis
                                        President and Chief Operating Officer


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